UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 1, 2023
(Date of earliest event reported)

ANAPTYSBIO, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle, Suite 210,
San Diego, CA 92121
(Address of Principal Executive Offices, and Zip Code)

(858) 362-6295
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On April 1, 2023, Laura J. Hamill advised the Board of Directors (the “Board”) of AnaptysBio, Inc. (the “Company”) that she would resign as a Class II director of the Board, effective on April 1, 2023 (the “Resignation”). Ms. Hamill’s resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.
(d)
On April 3, 2023, the Board appointed Rita Jain, M.D. as a Class II director and as a member of the Compensation Committee, effective immediately.
In connection with her appointment as a non-employee director of the Board, and in accordance with the Company’s existing compensation policy for non-employee directors, Dr. Jain received a pro rata portion of the annual retainer for service as a director for the remaining portion of the year, which includes (i) a stock option to purchase 8,015 shares of common stock at an exercise price equal to the closing sale price of the common stock on April 3, 2023, as reported by the Nasdaq Global Market, which shall vest in equal monthly installments and in full on January 6, 2024, and (ii) 3,234 restricted stock units which shall vest in full on the date of the Company’s 2024 annual meeting, in each case subject to Dr. Jain’s continued service to the Company. In addition, the Board granted to Dr. Jain a stock option to purchase 10,600 shares of common stock at an exercise price equal to the closing sale price of the common stock on April 3, 2023, as reported by the Nasdaq Global Market, which will vest monthly over three years, and 3,900 restricted stock units, which shall vest over a three-year period such that one-third of the shares shall vest one year after June 15, 2023, and on each yearly anniversary thereafter, in each case subject to Dr. Jain’s continued service to the Company.
The Company has entered into its standard form of indemnification agreement with Dr. Jain. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 9, 2015 and incorporated by reference herein.
There are no arrangements or understandings between Dr. Jain and any other persons, pursuant to which Dr. Jain was selected as a member of the Board. There are also no family relationships among any of the Company’s other directors or executive officers and Dr. Jain, and Dr. Jain does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AnaptysBio, Inc.
Date: April 6, 2023	By:	/s/Eric Loumeau
Name: Eric Loumeau
Title: Chief Operating Officer and General Counsel